Long Blockchain Corp. Enters into Non-Binding Letter of Intent to Merge with Stran Promotional Solutions, a leader in the Promotional Solutions Industry

QUINCY, MA & FARMINGDALE, NY (OCTOBER 28, 2019) – Stran & Company, Inc. (“Stran”), a privately-held leading provider of comprehensive branding and incentive solutions doing business under the name Stran Promotional Solutions, and Long Blockchain Corp. (“LBCC”) (OTC Pink: LBCC), today announced they have entered into a non-binding letter of intent to merge their businesses.

Founded in 1994, Stran has grown to become a premiere distributor of branded merchandise and services to leading organizations across the world and is a top 50 distributor of promotional products in the United States. Andy Shape is the Chief Executive Officer and a director of LBCC as well as the President of Stran. Accordingly, LBCC has formed a special committee comprised solely of disinterested directors to negotiate the terms of the merger, and this special committee has engaged an independent third-party to provide a fairness opinion on the transaction.

If the proposed transaction is completed, LBCC would be renamed to reflect the new primary focus of the business and its board of directors be restructured to include individuals with experience in the promotional solutions industry. Andy Shape would remain Chief Executive Officer and a director of the combined group.

Mr. Shape commented, “We’re excited to expand Stran’s visibility through this proposed transaction. We bring more than 25 years of experience building strong partnerships, cutting-edge technology solutions and innovative custom branding programs that help our customers extend the loyalty of their brands. We see this transaction as an ideal platform for further growth opportunities for the Stran family – including our partners, customers, employees and current and future shareholders.”

William Hayde, independent director of LBCC and a member of the special committee, added, “Stran has been a fantastic partner over the past year in establishing our loyalty program business operated through Stran Loyalty Group, which has grown nicely. Through this venture, we developed a stronger appreciation for the opportunities within this industry, which led us to this proposed transaction. We believe this was a natural next step for both companies, as well as our partners and shareholders.”

The letter of intent contemplates an all-stock transaction pursuant to which LBCC would form a wholly-owned subsidiary which would merge with and into Stran, with Stran surviving as a subsidiary of LBCC and as the primary operating business. Stran Loyalty Group, an ongoing collaboration between Stran and LBCC that is a subsidiary of LBCC, would remain as a separate subsidiary focused on loyalty programs. Completion of the transaction is subject to, among other things, the completion of a definitive merger agreement between the parties and the satisfaction or waiver of the closing conditions to be included in such agreement, which are expected to include the conclusion of the sale of LBCC’s beverage subsidiary. As previously announced, on September 19, 2019, LBCC entered into an agreement for the sale of the beverage subsidiary to ECC Ventures 2 Corp.

The LBCC-Stran letter of intent is non-binding and LBCC has not yet entered into a definitive agreement for the proposed merger. Accordingly, there can be no assurance that the merger will complete. The proposed merger is subject to finalizing the terms of, and executing, a definitive agreement relating to the proposed merger and obtaining and satisfying all other necessary closing conditions. Furthermore, certain terms of the merger are still subject to discussion and may be changed as a result of any material positive or adverse change to the business of either party. Accordingly, there can be no assurance that a merger, if entered into, will be consummated on the terms described in this press release or at all. Assuming that both Stran and LBCC successfully reach a definitive agreement and all conditions are satisfied, the transaction would be expected to close in the fourth quarter of 2019.

About Long Blockchain Corp.

Long Blockchain Corp. is the holding company for its wholly-owned subsidiaries Stran Loyalty Group and Long Island Brand Beverages. Stran Loyalty Group is a collaboration with Stran Promotional Solutions that began in 2018 and is focused on providing loyalty, incentive, reward and gift card programs to corporate and consumer brands. Long Island Brand Beverages operates in the non-alcohol ready-to-drink segment of the beverage industry under its flagship brand ‘The Original Long Island Brand Iced Tea®’. LBCC has entered into a definitive agreement for the sale of its beverage subsidiary, expected to close in the fourth quarter of 2019.

About Stran Promotional Solutions

Stran Promotional Solutions helps companies and organizations achieve their marketing goals through an integrated promotional product platform designed to enhance loyalty. Stran provides its customers with comprehensive branding and incentive solutions by combining promotional products, experiential and digital rewards with online technology platforms, warehousing, fulfillment, distribution, print, direct mail, custom packaging, tradeshow displays, and program management in order to drive brand recognition and loyalty. With 25 years of experience, Stran is a chosen partner for many Fortune 500 companies, across a variety of industries, to run their promotional marketing, loyalty and incentive, sponsorship activation, recruitment, retention, and/or wellness campaigns, and ranks among the top 50 distributors of promotional products in the U.S. The company is based in Quincy, Massachusetts, and maintains sales offices across the U.S. as well as multiple warehouses across North America. Outside the U.S., Stran utilizes strategic partners around the world for worldwide distribution. For more information, visit www.stran.com.

Forward Looking Statements

This press release includes statements of LBCC’s expectations, intentions, plans and beliefs that constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to come within the safe harbor protection provided by those sections. These statements, which involve risks and uncertainties, relate to the discussion of LBCC’s business strategies and its expectations concerning future operations which include consideration of margins, sales, new products and brands, potential joint ventures, potential acquisitions, expenses, profitability, liquidity and capital resources and to analyses, and to other information that is based on forecasts of future results and estimates of amounts not yet determinable. This press release also includes statements relating to the entry into a definitive agreement for the proposed merger with Stran; the structure, timing and completion of the proposed merger between LBCC and Stran; and the anticipated benefits of the proposed transaction between LBCC and Stran. These statements include any statement that does not directly relate to a historical or current fact. You can also identify these and other forward-looking statements by the use of such words as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “thinks,” “estimates,” “seeks,” “predicts,” “could,” “projects,” “potential” and other similar terms and phrases, including references to assumptions. These forward looking statements are made based on expectations and beliefs concerning future events affecting LBCC and are subject to uncertainties, risks and factors relating to completion of contractual undertakings and to its operations and business environments, all of which are difficult to predict and many of which are beyond its control, that could cause its actual activities and results to differ materially from those matters expressed or implied by these forward looking statements. These risks include its ability to successfully negotiate a definitive agreement with Stran, its ability to satisfy the closing conditions contained in any such agreement, LBCC’s history of losses and expectation of further losses, the success of its marketing activities, the effect of competition in its industry and economic and political conditions generally, including the current economic environment and markets. More information about these and other factors are described in the reports LBCC files with the Securities and Exchange Commission, including but not limited to the discussions contained under the caption “Risk Factors.” When considering these forward looking statements, you should keep in mind the cautionary statements in this press release and the reports LBCC files with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and LBCC cannot predict those events with any degree of certainty or how they may affect it. LBCC assumes no obligation to update any forward looking statements after the date of this press release as a result of new information, future events or developments, except as required by the federal securities laws.

Investor & Media Contact

Mary T. Conway

Conway Communications

mtconway@conwaycommsir.com

(617) 407-8778